PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-189888 Dated November 24, 2014
Royal Bank of Canada Buffered Optimization Securities
$2,115,700 Securities Linked to a Basket of Selected Health Care Equity Securities due on December 31, 2015
Investment Description
Buffered Optimization Securities (each, a “Security” and collectively, the “Securities”) are unconditional, unsecured and unsubordinated debt securities issued by Royal Bank of Canada with returns linked to an equally weighted basket (the “Underlying Basket”) of eight selected equity securities (each, a “Basket Equity”). The Basket Equities are listed on page 4, and described in more detail beginning on page 9 of this pricing supplement. If the Underlying Return is positive, we will repay the principal amount at maturity plus pay a return equal to the Underlying Return, up to the Maximum Gain. If the Underlying Return is zero or negative but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage of 10%, we will repay the full principal amount at maturity. If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage, you will lose 1% of the principal amount of your Securities for every 1% decline in the price of the Underlying Basket in excess of the Buffer Percentage, up to a loss of 90% of your investment. Investing in the Securities involves significant risks. The Securities do not pay dividends or interest. You may lose up to 90% of the principal amount. The Securities will not be listed on any exchange. The downside exposure to the Underlying Basket is buffered only at maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.  If we were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates
❑         Growth Potential— At maturity, the Securities reflect any positive Underlying Return up to the Maximum Gain of 14.37%. If the Underlying Return is negative, investors may be exposed to the negative Underlying Return at maturity.

❑         Buffered Downside Market Exposure— If the Underlying Return is zero or negative, but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage of 10%, we will pay the full principal amount at maturity.  However, if the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage of 10%, we will pay less than the full principal amount, resulting in a loss of the principal amount that is proportionate to the percentage decline in the Underlying Basket in excess of the Buffer Percentage.  Accordingly, you may lose up to 90% of the principal amount of the Securities. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

Trade Date                         November 24, 2014
Settlement Date                 November 28, 2014
Final Valuation Date1            December 24, 2015
Maturity Date1                         December 31, 2015
1       Subject to postponement in the event of a market disruption event and as described under “General Terms of the Securities — Payment at Maturity” in the accompanying product prospectus supplement no. EQUITY-ROS-1.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING BASKET, SUBJECT TO THE BUFFER PERCENTAGE. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING OUR DEBT OBLIGATION.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-4 OF THE ACCOMPANYING PRODUCT PROSPECTUS SUPPLEMENT NO. EQUITY-ROS-1 BEFORE PURCHASING ANY SECURITIES.  EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.  YOU COULD LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF THE SECURITIES.

Security Offering
We are offering Buffered Optimization Securities Linked to an equally weighted basket of selected equity securities in the health care sector.  The return on the principal amount is subject to, and will not exceed, the predetermined Maximum Gain.  The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below.

Underlying Basket	Weighting of Each Basket Equity	Buffer Percentage	Maximum Gain	Initial Basket Level	CUSIP	ISIN
a Basket of Selected Health Care Equity Securities	1/8	10.00%	14.37%	100.00	78011Y686	US78011Y6867

See “Additional Information About Royal Bank of Canada and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus dated July 23, 2013, the prospectus supplement dated July 23, 2013, product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013 and this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement no. EQUITY-ROS-1.  Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
	$2,115,700	$10.00	$0.00	$0.00	$2,115,700	$10.00

(1) UBS Financial Services Inc., which we refer to as UBS, will sell the Securities to certain fee-based advisory accounts at a price to public of $10 per Security and will not receive a sales commission with respect to those sales. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page 17 of this pricing supplement.

The initial estimated value of the Securities as of the date of this document is $9.7611 per $10 in principal amount, which is less than the price to public. The actual value of the Securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value under ‘‘Key Risks’’ beginning on page 5 and “Supplemental Plan of Distribution (Conflicts of Interest)” and “Structuring the Securities” on page 17 of this pricing supplement.

The Securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information About Royal Bank of Canada and the Securities
You should read this pricing supplement together with the prospectus dated July 23, 2013, as supplemented by the prospectus supplement dated July 23, 2013, relating to our senior global medium-term notes, Series F, of which these Securities are a part, and the more detailed information contained in product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013.  This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement no. EQUITY-ROS-1, as the Securities involve risks not associated with conventional debt securities.

If the terms of the prospectus, prospectus supplement and product prospectus supplement no EQUITY-ROS-1 are inconsistent with the terms discussed herein, the terms discussed in this pricing supplement will control.  Without limiting the forgoing, payments on the Securities will not obtain the benefit of any “Multiplier.”

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013: http://www.sec.gov/Archives/edgar/data/1000275/000121465913005143/s99131424b5.htm

♦	Prospectus supplement dated July 23, 2013: http://www.sec.gov/Archives/edgar/data/1000275/000121465913004045/j716130424b3.htm

♦	Prospectus dated July 23, 2013: http://www.sec.gov/Archives/edgar/data/1000275/000121465913004043/f722130424b3.htm

As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Securities may be suitable for you if, among other considerations:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of the principal amount.

♦     You can tolerate the loss of up to 90% of the principal amount of the Securities and are willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying Basket, subject to the Buffer Percentage at Maturity.

♦     You believe that the value of the Underlying Basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain.

♦     You understand and accept that your potential return is limited by the Maximum Gain and you are willing to invest in the Securities based on the Maximum Gain indicated on the cover page of this pricing supplement.

♦     You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying Basket.

♦     You do not seek current income from your investment and are willing to forgo dividends paid on the Basket Equities.

♦     You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦     You are willing to assume our credit risk for all payments under the Securities, and understand that if we default on our obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of the principal amount.

♦     You require an investment designed to provide a full return of principal at maturity.

♦     You cannot tolerate the loss of up to 90% of the principal amount of the Securities, and you are not willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying Basket, subject to the Buffer Percentage at Maturity.

♦     You believe that the value of the Underlying Basket will decline over the term of the Securities, or you believe the Underlying Basket will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

♦     You seek an investment that has unlimited return potential without a cap on appreciation.

♦     You are unwilling to invest in the Securities based on the Maximum Gain indicated on the cover page of this pricing supplement.

♦     You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying Basket.

♦     You seek current income from this investment or prefer to receive the dividends paid on the Basket Equities.

♦     You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

♦     You are not willing to assume our credit risk for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this pricing supplement and the “Risk Factors” beginning on page PS-4 of the accompanying product prospectus supplement no. EQUITY-ROS-1 for risks related to an investment in the Securities.

Final Terms of the Securities1
Issuer:	Royal Bank of Canada

Issue Price:	$10 per Security (subject to a minimum purchase of 100 Securities).

Principal Amount:	$10 per Security.

Term:	Approximately 13 months

Underlying Basket:	An equally weighted basket consisting of the following equity securities:

Basket Equity	Bloomberg Symbol	Initial Equity Price2
BioMarin Pharmaceutical Inc.	BMRN	$87.94
Celgene Corporation	CELG	$110.98
Gilead Sciences, Inc.	GILD	$100.60
Incyte Corporation	INCY	$75.54
Medivation, Inc.	MDVN	$111.78
Merck & Co., Inc.	MRK	$59.25
Pfizer Inc.	PFE	$30.22
Puma Biotechnology, Inc.	PBYI	$231.97

Weighting of Each Basket Equity:	1/8

Maximum Gain:	14.37%

Buffer Percentage:	10%

Payment at Maturity (per $10 Security):
If the Underlying Return is positive, we will pay you:

$10 + ($10 x the lesser of (i) Underlying Return and (ii) Maximum Gain)

If the Underlying Return is zero or negative but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage, we will pay you:

$10

If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage,  we will pay you:

$10 + ($10 x Underlying Return + Buffer Percentage)

In this scenario, you will lose up to 90%of the principal amount of the Securities in an amount proportionate to the percentage the Underlying Return exceeds the Buffer Percentage.

Underlying Return:	Final Basket Level – Initial Basket Level Initial Basket Level

Initial Basket Level:	100

Final Basket Level:	100 × [1 + (the sum of the Equity Return of each Basket Equity multiplied by its Weighting)]

Equity Return of Each Basket Equity:	Final Equity Price – Initial Equity Price Initial Equity Price

Initial Equity Price:
With respect to each Basket Equity, the Closing Price of that Basket Equity on the Trade Date, as indicated in the table above, subject to adjustment as described in the section “General Terms of the Securities—Anti-dilution Adjustments” of the product prospectus supplement.

Final Equity Price:	With respect to each Basket Equity, the Closing Price of that Basket Equity on the Final Valuation Date.

Investment Timeline
Trade Date:	The Maximum Gain was set. The Initial Equity Price of each Basket Equity was determined and the Initial Basket Level was set to 100.

Maturity Date:
The Final Equity Price and the Equity Return of each Basket Equity, the Final Basket Level and the Underlying Return are determined.

If the Underlying Return is positive, we will pay you a cash payment per $10.00 Security that provides you with your principal amount plus a return equal to the Underlying Return, subject to the Maximum Gain. Your payment at maturity per $10.00 Security will be equal to:

$10 + ($10 x the lesser of (i) Underlying Return and (ii) Maximum Gain)

If the Underlying Return is zero or negative but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage, we will pay you a cash payment of $10.00 per $10.00 Security.

If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage, we will pay you a cash payment that is less than the principal amount of $10.00 per Security, resulting in a loss of principal that is proportionate to the percentage decline in the Underlying Basket in excess of the Buffer Percentage, and equal to:

$10.00 + ($10.00 x Underlying Return + Buffer Percentage)

In this scenario, you will lose up to 90% of the principal amount of the Securities, in an amount proportionate to the percentage the Underlying Return exceeds the Buffer Percentage.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF ROYAL BANK OF CANADA.  IF ROYAL BANK OF CANADA WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.
____________________

1 Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.
2 The Initial Equity Price for each Basket Equity was its Closing Price on the Trade Date.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Basket. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement no. EQUITY-ROS-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Securities.

Risks Relating to the Securities Generally

♦
Your Investment in the Securities May Result in a Loss of Principal:  The Securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Underlying Basket and will depend on whether, and the extent to which, the Underlying Return is positive or negative. If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage, you will be exposed to any negative Underlying Return in excess of the Buffer Percentage and we will pay you less than your principal amount at maturity, resulting in a loss of principal of your Securities that is proportionate to the percentage decline in the Underlying Basket in excess of the Buffer Percentage.  Accordingly, you could lose the entire principal amount of the Securities.

♦
Downside Market Exposure to the Underlying Basket is Buffered Only if You Hold the Securities to Maturity: You should be willing to hold the Securities to maturity.  If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss even if the Underlying Basket has not declined by more than the 10% Buffer Percentage at the time of sale.

♦
The Appreciation Potential of the Securities Is Limited by the Maximum Gain:  If the Underlying Return is positive, we will pay you $10 per Security at maturity plus an additional return that will not exceed the Maximum Gain, regardless of the appreciation in the Underlying Basket, which may be significant.  Therefore, your return on the Securities may be less than your return would be on a hypothetical direct investment in the Underlying Basket.

♦	No Interest Payments: We will not pay any interest with respect to the Securities.

♦
Credit Risk of Royal Bank of Canada:  The Securities are unsubordinated, unsecured debt obligations of the issuer, Royal Bank of Canada, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including any repayment of principal at maturity, depends on our ability to satisfy our obligations as they come due.  As a result, our actual and perceived creditworthiness may affect the market value of the Securities and, in the event we were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦
Your Return on the Securities May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity: The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you could earn if you bought a conventional senior interest bearing debt security that we issued with the same maturity date or if you invested directly in the Basket Equities.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

♦
Market Risk: The price of any Basket Equity can rise or fall sharply due to factors specific to that Basket Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the issuers of the Basket Equities and the Basket Equities. We urge you to review financial and other information filed periodically by the issuers of the Basket Equities with the SEC.

♦
The Initial Estimated Value of the Securities Is Less than the Price to the Public: The initial estimated value that is set forth on the cover page of this document, which is less than the public offering price you pay for the Securities, does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Securities in any secondary market (if any exists) at any time.  If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the value of the Underlying Basket, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of our estimated profit and the costs relating to our hedging of the Securities.  These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Securities prior to maturity may be less than the price to public, as any such sale price would not be expected to include our estimated profit and the costs relating to our hedging of the Securities. In addition, any price at which you may sell the Securities is likely to reflect customary bid-ask spreads for similar trades.  In addition to bid-ask spreads, the value of the Securities determined for any secondary market price is expected to be based on the secondary rate rather than the internal borrowing rate used to price the Securities and determine the initial estimated value.  As a result, the secondary price will be less than if the internal borrowing rate was used.  The Securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Our Initial Estimated Value of the Securities Is an Estimate Only, Calculated as of the Time the Terms of the Securities Are Set: The initial estimated value of the Securities is based on the value of our obligation to make the payments on the Securities, together with the mid-market value of the derivative embedded in the terms of the Securities.  See “Structuring the Securities” below.  Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Securities or similar securities at a price that is significantly different than we do.

The value of the Securities at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the Securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Securities and the amount that may be paid at maturity.

♦
Changes in the Prices of the Basket Equities May Offset Each Other: The Securities are linked to an equally weighted basket comprised of the Basket Equities. If the market price of one or more of the Basket Equities appreciates, the market price of one or more of the other Basket Equities may not appreciate by the same amount or may even decline. Therefore, in determining the Final Basket Level and the payment at maturity on the Securities, increases in the prices of one or more of the Basket Equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other Basket Equities.

♦
Owning the Securities Is Not the Same as Owning the Basket Equities: Investing in the Securities is not equivalent to investing directly in the Underlying Basket. The return on your Securities may not reflect the return you would realize if you actually owned the Basket Equities. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Equities would have.

♦
The Common Stock of Puma Biotechnology, Inc. Has Limited Historical Information: This Basket Equity commenced trading on October 19, 2012.  Because it has limited trading history, your investment in the Securities may involve a greater risk than investing in securities linked only to equity securities with a more established record of performance.

♦
The Historical Prices of any Basket Equity Should Not Be Taken as an Indication of Its Future Prices During the Term of the Securities: The trading prices of the Basket Equities will determine the value of the Securities at any given time. However, it is impossible to predict whether the price of any Basket Equity will rise or fall, and trading prices of the Basket Equities will be influenced by complex and interrelated political, economic, financial and other factors that can affect the value of the Underlying Basket.

♦
Lack of Liquidity: The Securities will not be listed on any securities exchange.  RBCCM intends to offer to purchase the Securities in the secondary market, but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.

♦
The Basket Equities Are Concentrated in One Sector:  All of the Basket Equities are issued by companies in the health care sector.  Although an investment in the Securities will not give holders any ownership or other direct interests in the Basket Equities, the return on the Securities will be subject to certain risks associated with a direct equity investment in companies in that sector.  Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

♦
Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the Securities, including hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates: RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of the Underlying Basket, and therefore, the market value of the Securities.

♦	Uncertain Tax Treatment: Significant aspects of the tax treatment of an investment in the Securities are uncertain. You should consult your tax adviser about your tax situation.

♦
Potential Royal Bank of Canada and UBS Impact on Price:  Trading or other transactions by Royal Bank of Canada, UBS, or our respective affiliates in a Basket Equity, futures, options, exchange-traded funds or other derivative products on a Basket Equity, may adversely affect the Closing Price of that Basket Equity and the value of the Underlying Basket, and, therefore, the market value of the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities:  In addition to the Closing Prices of the Basket Equities on any trading day during the term of the Securities, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the actual or expected volatility of the prices of the Basket Equities;

♦	the time remaining to maturity of the Securities;

♦	the dividend rates on the Basket Equities;

♦	interest and yield rates in the market generally;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	the occurrence of certain events with respect to the Basket Equities that may or may not require an adjustment to the terms of the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The Anti-Dilution Protection for a Basket Equity Is Limited: The calculation agent will make adjustments to the Initial Equity Price of a Basket Equity for certain events affecting the shares of that Basket Equity. However, the calculation agent will not be required to make an adjustment in response to all events that could affect a Basket Equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and the Payment at Maturity may be materially and adversely affected.

Hypothetical Examples and Return Table at Maturity
The following table and hypothetical examples below illustrate the payment at  maturity per $10.00 Security for a hypothetical range of Underlying Returns from -100.00% to +100.00% and reflect the Initial Basket Level of 100.00, the Maximum Gain of 14.37%, and the Buffer Percentage of 10.00%.  The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Final Basket Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Example 1 – On the Final Valuation Date, the Underlying Basket closes 2% above the Initial Basket Level. Because the Underlying Return is 2%, we will pay you the Underlying Return, or 2%, and the payment at maturity per $10 principal amount Security will be calculated as follows:

$10 + ($10 x 2%) = $10 + $0.20 = $10.20

Example 2 – On the Final Valuation Date, the Underlying Basket closes 40% above the Initial Basket Level. Because the Underlying Return of 40% is more than the Maximum Gain of 14.37%, we will pay you at maturity the principal amount plus a return equal to the Maximum Gain, or $11.437 per $10 principal amount Security.

Example 3 – On the Final Valuation Date, the Underlying Basket closes 8% below the Initial Basket Level. Because the Underlying Return is -8%,  which is negative, but the percentage decrease in the price of the Underlying Basket is less than the Buffer Percentage of 10%, we will pay you at maturity a cash payment of $10 per $10 principal amount Security (a 0% return on the principal amount).

Example 4 – On the Final Valuation Date, the Underlying Basket closes 40% below the Initial Basket Level. Because the Underlying Return is          -40%,  which is negative and the percentage decrease in the price of the Underlying Basket is greater than the Buffer Percentage of 10%, we will pay you at maturity a cash payment of $7 per $10 principal amount Security (a 30% loss on the principal amount), calculated as follows:

$10 + ($10 x (-40% + 10%)) = $10 - $3 = $7.00

Hypothetical Final Basket Level	Hypothetical Underlying Return(1)	Hypothetical Payment at Maturity ($)	Hypothetical Total Return on Securities (%)(2)
200.00	100.00%	$11.437	14.37%
175.00	75.00%	$11.437	14.37%
150.00	50.00%	$11.437	14.37%
140.00	40.00%	$11.437	14.37%
130.00	30.00%	$11.437	14.37%
120.00	20.00%	$11.437	14.37%
114.37	14.37%	$11.437	14.37%
110.00	10.00%	$11.000	10.00%
105.00	5.00%	$10.500	5.00%
100.00	0.00%	$10.000	0.00%
95.00	-5.00%	$10.000	0.00%
90.00	-10.00%	$10.000	0.00%
80.00	-20.00%	$9.000	-10.00%
75.00	-25.00%	$8.500	-15.00%
70.00	-30.00%	$8.000	-20.00%
60.00	-40.00%	$7.000	-30.00%
50.00	-50.00%	$6.000	-40.00%
25.00	-75.00%	$3.500	-65.00%
0.00	-100.00%	$1.000	-90.00%

(1)	The Underlying Return excludes any cash dividend payments on any Basket Equity.
(2)	The “total return” is the number, expressed as a percentage that results from comparing the payment at maturity per $10 principal amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?

U.S. Federal Income Tax Consequences

Set forth below, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a summary of the material U.S. federal income tax consequences relating to an investment in the Securities.  The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Securities as pre-paid cash-settled derivative contracts in respect of the Underlying Basket for U.S. federal income tax purposes, and the terms of the Securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization.  If the Securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the Securities.

Alternative tax treatments are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Securities.

Under proposed U.S. Treasury Department regulations, withholding due to any payment being treated as a “dividend equivalent” (as discussed on page PS-35 of the product prospectus supplement) will begin no earlier than January 1, 2016.  In addition, the U.S. Treasury Department and Internal Revenue Service have announced that they intend to limit this withholding to equity-linked instruments issued on or after the date that is 90 days after the date of publication in the U.S. Federal Register of final regulations addressing dividend equivalent withholding.

Please see the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” beginning on page PS-32 in the accompanying product prospectus supplement for a further discussion of the U.S. federal income tax consequences of an investment in the Securities

Canadian Federal Income Tax Consequences

For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

Information about the Basket Equities
Included on the following pages is a brief description of the issuer of each Basket Equity. This information has been obtained from publicly available sources. Set forth below are tables that provide the quarterly closing high and low and period-end closing prices for each Basket Equity. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of any Basket Equity as an indication of its future performance.

Each Basket Equity is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of each Basket Equity with the SEC can be reviewed electronically through the web site maintained by the SEC, which is http://www.sec.gov. Information filed with the SEC by the issuer of a Basket Equity under the Exchange Act can be located by reference to its SEC Central Index Key (“CIK”) number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

BioMarin Pharmaceutical Inc.
According to publicly available information, BioMarin Pharmaceutical Inc. develops and commercializes therapeutic enzyme products. The company has applied its proprietary enzyme technology to develop products for lysosomal storage diseases and for the treatment of serious burns. Its subsidiary provides analytical and diagnostic products and services in the area of carbohydrate biology.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1048477. The company’s common stock is listed on the NASDAQ Global Select Market (“Nasdaq”) under the ticker symbol “BMRN.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The closing price of this Basket Equity on November 24, 2014 was $87.94.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$20.83	$10.14	$12.35
4/1/2009	6/30/2009	$15.80	$11.92	$15.61
7/1/2009	9/30/2009	$18.33	$13.86	$18.08
10/1/2009	12/31/2009	$18.98	$15.49	$18.81
1/1/2010	3/31/2010	$23.81	$18.95	$23.37
4/1/2010	6/30/2010	$24.71	$18.33	$18.96
7/1/2010	9/30/2010	$23.09	$18.24	$22.35
10/1/2010	12/31/2010	$28.25	$21.82	$26.93
1/1/2011	3/31/2011	$28.29	$23.47	$25.13
4/1/2011	6/30/2011	$28.46	$24.93	$27.21
7/1/2011	9/30/2011	$31.87	$24.02	$31.87
10/1/2011	12/31/2011	$35.38	$30.07	$34.38
1/1/2012	3/31/2012	$38.34	$33.68	$34.25
4/1/2012	6/30/2012	$39.58	$32.13	$39.58
7/1/2012	9/30/2012	$43.30	$37.02	$40.27
10/1/2012	12/31/2012	$50.17	$36.81	$49.25
1/1/2013	3/30/2013	$62.39	$51.56	$62.26
4/1/2013	6/30/2013	$70.30	$54.72	$55.79
7/1/2013	9/30/2013	$78.44	$58.66	$72.22
10/1/2013	12/31/2013	$75.94	$59.28	$70.27
1/1/2014	3/31/2014	$83.28	$64.99	$68.21
4/1/2014	6/30/2014	$68.61	$56.15	$62.21
7/1/2014	9/30/2014	$73.00	$55.78	$72.16
10/1/2014	11/24/2014*	$87.94	$67.27	$87.94

*This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from November 24, 2009 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Celgene Corporation
According to publicly available information, Celgene Corporation is a biopharmaceutical company. The company focuses on the discovery, development and commercialization of therapies designed to treat cancer and immune-inflammatory related diseases.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 816284. The company’s common stock is listed on the Nasdaq under the ticker symbol “CELG.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on November 24, 2014 was $110.98.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$28.25	$19.98	$22.20
4/1/2009	6/30/2009	$24.17	$19.01	$23.92
7/1/2009	9/30/2009	$28.90	$23.01	$27.95
10/1/2009	12/31/2009	$28.66	$25.11	$27.84
1/1/2010	3/31/2010	$32.51	$27.39	$30.98
4/1/2010	6/30/2010	$31.70	$25.41	$25.41
7/1/2010	9/30/2010	$29.23	$24.51	$28.81
10/1/2010	12/31/2010	$31.48	$27.78	$29.57
1/1/2011	3/31/2011	$30.01	$24.75	$28.77
4/1/2011	6/30/2011	$30.48	$27.68	$30.16
7/1/2011	9/30/2011	$32.78	$25.93	$30.96
10/1/2011	12/31/2011	$34.01	$30.11	$33.80
1/1/2012	3/31/2012	$39.25	$33.61	$38.76
4/1/2012	6/30/2012	$40.15	$29.73	$32.08
7/1/2012	9/30/2012	$38.64	$31.48	$38.20
10/1/2012	12/31/2012	$41.04	$35.65	$39.36
1/1/2013	3/30/2013	$57.96	$40.55	$57.96
4/1/2013	6/30/2013	$65.09	$56.10	$58.46
7/1/2013	9/30/2013	$77.31	$59.46	$76.97
10/1/2013	12/31/2013	$85.39	$72.23	$84.48
1/1/2014	3/31/2014	$85.97	$69.65	$69.80
4/1/2014	6/30/2014	$86.80	$68.45	$85.88
7/1/2014	9/30/2014	$96.21	$83.13	$94.78
10/1/2014	11/24/2014**	$110.98	$86.38	$110.98

*All amounts reflect a 2-for-1 stock split which occurred on June 26, 2014.

**This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from November 24, 2009 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Gilead Sciences, Inc.
According to publicly available information, Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes therapeutics to advance the care of patients suffering from life-threatening diseases. Its primary areas of focus include HIV/AIDS, liver disease and serious cardiovascular and respiratory conditions.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 882095. The company’s common stock is listed on the Nasdaq under the ticker symbol “GILD.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The closing price of this Basket Equity on November 24, 2014 was $100.60.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$26.40	$21.86	$23.16
4/1/2009	6/30/2009	$24.19	$20.72	$23.42
7/1/2009	9/30/2009	$24.91	$22.12	$23.29
10/1/2009	12/31/2009	$23.75	$21.28	$21.64
1/1/2010	3/31/2010	$24.73	$21.63	$22.74
4/1/2010	6/30/2010	$23.18	$16.46	$17.14
7/1/2010	9/30/2010	$18.26	$15.93	$17.81
10/1/2010	12/31/2010	$20.17	$17.68	$18.12
1/1/2011	3/31/2011	$21.26	$18.29	$21.22
4/1/2011	6/30/2011	$21.41	$19.42	$20.71
7/1/2011	9/30/2011	$21.61	$17.67	$19.40
10/1/2011	12/31/2011	$21.40	$18.13	$20.47
1/1/2012	3/31/2012	$28.01	$20.93	$24.43
4/1/2012	6/30/2012	$26.36	$22.70	$25.64
7/1/2012	9/30/2012	$33.89	$25.33	$33.17
10/1/2012	12/31/2012	$38.17	$32.43	$36.73
1/1/2013	3/30/2013	$48.93	$37.49	$48.93
4/1/2013	6/30/2013	$56.41	$47.20	$51.21
7/1/2013	9/30/2013	$64.32	$51.66	$62.84
10/1/2013	12/31/2013	$75.20	$58.90	$75.15
1/1/2014	3/31/2014	$83.95	$68.55	$70.86
4/1/2014	6/30/2014	$83.02	$65.48	$82.91
7/1/2014	9/30/2014	$109.43	$85.07	$106.45
10/1/2014	11/24/2014*	$114.22	$96.16	$100.60

*This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from November 24, 2009 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE

Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Incyte Corporation
According to publicly available information, Incyte Corporation discovers, develops and commercializes proprietary small molecule drugs, primarily used in oncology.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 879169. The company’s common stock is listed on the Nasdaq under the ticker symbol “INCY.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The closing price of this Basket Equity on November 24, 2014 was $75.54.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$4.08	$2.05	$2.34
4/1/2009	6/30/2009	$3.84	$2.06	$3.29
7/1/2009	9/30/2009	$8.13	$3.32	$6.75
10/1/2009	12/31/2009	$9.40	$5.45	$9.11
1/1/2010	3/31/2010	$14.15	$9.41	$13.96
4/1/2010	6/30/2010	$14.78	$11.07	$11.07
7/1/2010	9/30/2010	$15.99	$10.56	$15.99
10/1/2010	12/31/2010	$17.17	$14.51	$16.56
1/1/2011	3/31/2011	$16.53	$13.37	$15.85
4/1/2011	6/30/2011	$20.76	$15.85	$18.94
7/1/2011	9/30/2011	$20.10	$13.18	$13.97
10/1/2011	12/31/2011	$16.30	$11.78	$15.01
1/1/2012	3/31/2012	$19.94	$14.78	$19.30
4/1/2012	6/30/2012	$23.69	$17.35	$22.70
7/1/2012	9/30/2012	$25.84	$17.38	$18.05
10/1/2012	12/31/2012	$18.46	$15.96	$16.61
1/1/2013	3/30/2013	$24.95	$17.00	$23.41
4/1/2013	6/30/2013	$24.49	$19.13	$22.00
7/1/2013	9/30/2013	$38.15	$22.48	$38.15
10/1/2013	12/31/2013	$51.28	$34.71	$50.63
1/1/2014	3/31/2014	$68.83	$49.94	$53.52
4/1/2014	6/30/2014	$56.44	$43.10	$56.44
7/1/2014	9/30/2014	$56.59	$45.35	$49.05
10/1/2014	11/24/2014*	$75.74	$45.60	$75.74

*This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from November 24, 2009 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Medivation, Inc.
According to publicly available information, Medivation, Inc. acquires, develops and sells or partners biomedical technologies in the early development stage of the research and development process.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1011835. The company’s common stock is listed on the Nasdaq under the ticker symbol “MDVN.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The closing price of this Basket Equity on November 24, 2014 was $111.78.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$11.46	$7.06	$9.14
4/1/2009	6/30/2009	$12.50	$8.94	$11.21
7/1/2009	9/30/2009	$13.87	$11.25	$13.57
10/1/2009	12/31/2009	$19.49	$12.52	$18.83
1/1/2010	3/31/2010	$20.13	$5.25	$5.25
4/1/2010	6/30/2010	$6.11	$4.42	$4.42
7/1/2010	9/30/2010	$6.52	$4.46	$6.50
10/1/2010	12/31/2010	$8.16	$5.54	$7.59
1/1/2011	3/31/2011	$9.34	$6.75	$9.32
4/1/2011	6/30/2011	$12.50	$10.03	$10.72
7/1/2011	9/30/2011	$11.39	$7.45	$8.49
10/1/2011	12/31/2011	$24.40	$7.90	$23.06
1/1/2012	3/31/2012	$37.65	$22.92	$37.36
4/1/2012	6/30/2012	$45.70	$36.69	$45.70
7/1/2012	9/30/2012	$56.90	$44.85	$56.36
10/1/2012	12/31/2012	$58.49	$43.99	$51.16
1/1/2013	3/30/2013	$57.71	$42.63	$46.77
4/1/2013	6/30/2013	$55.06	$45.21	$49.20
7/1/2013	9/30/2013	$60.66	$52.04	$59.94
10/1/2013	12/31/2013	$66.68	$49.82	$63.82
1/1/2014	3/31/2014	$86.97	$61.08	$64.37
4/1/2014	6/30/2014	$77.77	$55.08	$77.08
7/1/2014	9/30/2014	$102.26	$69.58	$98.87
10/1/2014	11/24/2014*	$112.77	$89.63	$111.78

*This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from November 24, 2009 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Merck & Co., Inc.
According to publicly available information, Merck & Co., Inc. is a health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies, animal health and consumer care products, which it markets directly and through its joint ventures. The company has operations in pharmaceutical, animal health and consumer care.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 310158. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “MRK.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on November 24, 2014 was $59.25.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$31.00	$20.99	$26.75
4/1/2009	6/30/2009	$27.96	$22.97	$27.96
7/1/2009	9/30/2009	$32.95	$26.45	$31.63
10/1/2009	12/31/2009	$38.00	$30.67	$36.54
1/1/2010	3/31/2010	$41.03	$36.20	$37.35
4/1/2010	6/30/2010	$37.71	$31.82	$34.97
7/1/2010	9/30/2010	$37.34	$34.22	$36.81
10/1/2010	12/31/2010	$37.42	$34.10	$36.04
1/1/2011	3/31/2011	$37.35	$31.08	$33.01
4/1/2011	6/30/2011	$37.58	$33.07	$35.29
7/1/2011	9/30/2011	$36.31	$29.81	$32.71
10/1/2011	12/31/2011	$37.90	$31.35	$37.70
1/1/2012	3/31/2012	$39.26	$37.31	$38.40
4/1/2012	6/30/2012	$41.75	$37.18	$41.75
7/1/2012	9/30/2012	$45.23	$41.21	$45.10
10/1/2012	12/31/2012	$47.96	$40.64	$40.94
1/1/2013	3/30/2013	$45.04	$40.85	$44.23
4/1/2013	6/30/2013	$49.44	$44.35	$46.45
7/1/2013	9/30/2013	$48.58	$46.32	$47.61
10/1/2013	12/31/2013	$50.18	$45.09	$50.05
1/1/2014	3/31/2014	$57.47	$49.49	$56.77
4/1/2014	6/30/2014	$59.62	$54.83	$57.85
7/1/2014	9/30/2014	$61.18	$55.64	$59.28
10/1/2014	11/24/2014*	$60.18	$53.43	$59.25

*This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from November 24, 2009 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Pfizer Inc.
According to publicly available information, Pfizer Inc. is a research-based pharmaceutical company that discovers, develops, manufactures and markets medicines for humans and animals. The company's products include prescription pharmaceuticals, non-prescription self-medications and animal health products, such as anti-infective medicines and vaccines.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 78003. The company’s common stock is listed on the NYSE under the ticker symbol “PFE.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on November 24, 2014 was $30.22.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$18.27	$11.66	$13.62
4/1/2009	6/30/2009	$15.34	$13.04	$15.00
7/1/2009	9/30/2009	$16.86	$14.20	$16.55
10/1/2009	12/31/2009	$18.85	$16.15	$18.19
1/1/2010	3/31/2010	$20.00	$16.91	$17.15
4/1/2010	6/30/2010	$17.29	$14.26	$14.26
7/1/2010	9/30/2010	$17.41	$14.14	$17.17
10/1/2010	12/31/2010	$17.79	$16.29	$17.51
1/1/2011	3/31/2011	$20.38	$17.68	$20.31
4/1/2011	6/30/2011	$21.45	$19.79	$20.60
7/1/2011	9/30/2011	$20.78	$16.66	$17.68
10/1/2011	12/31/2011	$21.83	$17.33	$21.64
1/1/2012	3/31/2012	$22.66	$20.95	$22.66
4/1/2012	6/30/2012	$23.08	$21.60	$23.00
7/1/2012	9/30/2012	$24.96	$22.34	$24.85
10/1/2012	12/31/2012	$26.04	$23.66	$25.08
1/1/2013	3/30/2013	$28.86	$25.85	$28.86
4/1/2013	6/30/2013	$31.08	$27.23	$28.01
7/1/2013	9/30/2013	$29.67	$27.65	$28.71
10/1/2013	12/31/2013	$32.20	$28.24	$30.63
1/1/2014	3/31/2014	$32.75	$29.66	$32.12
4/1/2014	6/30/2014	$32.40	$29.02	$29.68
7/1/2014	9/30/2014	$30.96	$28.04	$29.57
10/1/2014	11/24/2014*	$30.59	$27.70	$30.22

*This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from November 24, 2009 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Puma Biotechnology, Inc.
According to publicly available information, Puma Biotechnology, Inc. is a biopharmaceutical company that develops therapeutics for the treatment of various forms of cancer. It focuses on in-licensing drug candidates that are undergoing or have already completed initial clinical testing for the treatment of cancer and then seeks to further develop those drug candidates for commercial use.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1401667. The company’s common stock is listed on the NYSE under the ticker symbol “PBYI.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on November 24, 2014 was $231.97.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
10/19/2012*	12/31/2012	$22.60	$18.14	$18.75
1/1/2013	3/30/2013	$33.39	$18.95	$33.39
4/1/2013	6/30/2013	$45.05	$27.97	$44.37
7/1/2013	9/30/2013	$60.00	$47.48	$53.66
10/1/2013	12/31/2013	$110.10	$36.16	$103.53
1/1/2014	3/31/2014	$139.92	$102.06	$104.14
4/1/2014	6/30/2014	$112.36	$54.99	$66.00
7/1/2014	9/30/2014	$275.07	$58.98	$238.57
10/1/2014	11/24/2014**	$252.89	$206.57	$231.97

* Puma Biotechnology, Inc. began trading on the NYSE on October 19, 2012.

** This pricing supplement includes, for the fourth calendar quarter of 2014, data for the period from October 1, 2014 through November 24, 2014.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of this Basket Equity from October 19, 2012 to November 24, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Supplemental Plan of Distribution (Conflicts of Interest)
We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it will purchase from us to investors or to its affiliates at the price indicated on the cover of this pricing supplement.

UBS will sell the Securities to certain fee-based advisory accounts at the price to public of $10 per Security and will not receive a sales commission with respect to such sales.

Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “Use of Proceeds and Hedging” beginning on page PS-16 of the accompanying product prospectus supplement no. EQUITY-ROS-1.

The value of the Securities shown on your account statement may be based on RBCCM’s estimate of the value of the Securities if RBCCM or another of our affiliates were to make a market in the Securities (which it is not obligated to do).  That estimate will be based upon the price that RBCCM may pay for the Securities in light of then prevailing market conditions, our creditworthiness and transaction costs.  For a period of approximately eight months after the issue date, the value of the Securities that may be shown on your account statement may be higher than RBCCM’s estimated value of the Securities at that time.  This is because the estimated value of the Securities will not include our hedging costs and profits; however, the value of the Securities shown on your account statement during that period may be a higher amount, potentially reflecting the addition of our estimated costs and profits from hedging the Securities.  Any such excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Securities, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Securities that we repurchase and our negotiated arrangements from time to time with UBS.

For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated July 23, 2013.
Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlying Basket.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Securities reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than a secondary market rate is a factor that resulted in a higher initial estimated value of the Securities at the time their terms are set than if a secondary market rate was used. Unlike the estimated value included on the cover of this document, any value of the Securities determined for purposes of a secondary market transaction may be based on a different borrowing rate, which may result in a lower value for the Securities than if our initial internal borrowing rate were used.

In order to satisfy our payment obligations under the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of each Basket Equity, and the tenor of the Securities.  The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

The lower implied borrowing rate is a factor that reduces the economic terms of the Securities to you.  The initial offering price of the Securities also reflects our estimated hedging costs.  These factors resulted in the initial estimated value for the Securities on the Trade Date being less than their public offering price.  See “Key Risks—The Initial Estimated Value of the Securities Is Less than the Price to the Public” above.

Terms Incorporated in Master Note
The terms appearing above under the caption “Final Terms of the Securities” and the provisions in the accompanying product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013 under the caption “General Terms of the Securities,” are incorporated into the master note issued to DTC, the registered holder of the Securities.
Validity of the Securities

In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Securities have been duly executed, authenticated and issued in accordance with the Indenture, the Securities will be validly issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated July 24, 2013, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on July 24, 2013.

In the opinion of Morrison & Foerster LLP, when the Securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Securities will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated July 24, 2013, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated July 24, 2013.